PRICING SUPPLEMENT NO. 105                                     Rule 424(b)(3)
DATED: January 9, 1998                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes      Book Entry Notes
$50,000,000               [x]                      [x]

Original Issue Date:      Fixed Rate Notes         Certificated Notes
January 12, 1998          [_]                      [_]

Maturity Date:
January 12, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                              Optional              Optional
                         Redemption           Repayment             Repayment
Redeemable On            Price(s)             Date(s)               Price(s)
-------------            ----------           ---------             ---------

N/A                      N/A                  N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.02%
---------------------------------

*        February 12, 1998, March 12, 1998, April 13, 1998, May 12, 1998, June
         12, 1998, July 13, 1998, August 12, 1998, September 14, 1998, October
         13, 1998, November 12, 1998 and December 14, 1998.

**       February 12, 1998, March 12, 1998, April 13, 1998, May 12, 1998, June
         12, 1998, July 13, 1998, August 12, 1998, September 14, 1998, October
         13, 1998, November 12, 1998, December 14, 1998 and at maturity.

***      5.60891%.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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